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                                                                  Exhibit 10.76


THIS AGREEMENT is made the 18th day of April 1996 BETWEEN:

(1) INNOVATIVE TECHNOLOGIES LIMITED, whose principal office is at Road Three, Winsford Industrial Estate, Cheshire CW7 3PD ("IT"); and

(2) WILSHIRE TECHNOLOGIES INC., whose principal office is at 5441 Avenida Encinas, Suite A, Carlsbad CA 92008, United States of America ("Wilshire").

WHEREAS:

(A) IT and Wilshire entered into a Product Development and Licence Agreement for Wound Care Products on 25 May 1993 ("the Wound Care Agreement").

(B) IT and Wilshire have reached agreement on the following terms for the purpose of termination of the Wound Care Agreement and for the transfer of "HydroDERM" intellectual property rights by Wilshire to IT.

IT IS HEREBY AGREED as follows:-

1.  DEFINITIONS

    Terms used in this Agreement shall have the same meanings as given to them in Clause 1 of the Wound Care Agreement. In addition, in this Agreement:-

    "Glove Agreement"              means the Product Development and Licence
                                   Agreement for Gloves entered into by IT and Wilshire on 20 June 1993;

    "HydroDERM Know-how"           means all Wilshire's technical information
                                   (including that comprised in techniques, manufacturing systems, control systems, designs, specifications, drawings, components, lists, manuals and instructions) developed by Wilshire and which relates solely to Wilshire's HydroDERM film delivery system, together with Wilshire's customer list concerning the sale of HydroDERM products, provided that

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                                  HydroDERM Know-how shall not include any
                                  information which is confidential by reason of agreement with third parties:


    "HydroDERM Patent"            means the patent short particulars of which
                                  are set in Schedule 1, relating to Wilshire's
                                  HydroDERM film delivery system;


    "HydroDERM Trade Marks"       means the trade mark registrations short
                                  particulars of which are set out in Schedule
                                  2;

    "Related Agreement"           means the Agreement between IT and Wilshire
                                  of the same date as this Agreement, in respect of certain matters concerning the Glove
                                  Agreement dated 20 June 1993.

2.  TERMINATION

    In consideration of the parties' respective obligations in this Agreement the parties agree that the Wound Care Agreement is hereby terminated with immediate effect and each party acknowledges that it has and shall have no claim against the other arising out of any breach or default in respect of any of the provisions of the Wound Care Agreement and hereby waives and releases the other party hereto from any claims, proceedings or demands whatsoever of any nature, whether or not accrued at the date of this Agreement, arising out of or in connection with the Wound Care Agreement. The parties' mutual obligations under Clauses 3, 4 and 5 below are accepted in full and final settlement of any rights or claims whatsoever which either party may have arising out or in connection with the Wound Care Agreement. For the avoidance of doubt the waiver and release by IT will include any amounts which may be unpaid by Wilshire concerning the Wound Care Agreement, including without limitation royalties and sums claimed for materials of approximately [Pound Sterling] 9,935 as shown on Schedule 3 hereto.


3.  IT PAYMENT

    In consideration for the transfer of rights pursuant to Clause 4, IT will pay to Wilshire the sum of [Pound Sterling] 60,000 (sixty thousand pounds Sterling), by wire transfer to Wilshire's bank account in the US notified by Wilshire, within 7 days of the signing hereof. The





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     parties agree that this sum shall be treated as paid immediately by set off against the payment of the same amount due from Wilshire to IT under the Related Agreement.

4.   RIGHTS TO HYDRODERM

     4.1 Wilshire will sell and transfer absolutely to IT the HydroDERM Know-how, the HydroDERM Patent and the HydroDERM Trade Marks, free of any liens charges, encumbrances or third party interests, save that in the case of the trademarks and applications indicated in
             Schedule 2 as being in the name of a distributor (which for the avoidance of doubt do not include HydroDERM Trade Marks in the USA and Mexico which are owned by Wilshire and are subject to inclusion in this sale and transfer) Wilshire's obligation shall be to use best endeavours to so sell and transfer.

     4.2 As soon as practicable after the date of this Agreement but in any event within 90 days from the date of this Agreement, Wilshire will execute formal assignments of each of the HydroDERM Patent and the HydroDERM Trade Marks, in forms of assignment reasonably requested by IT for the purpose of registration of IT as the proprietor of the HydroDERM Patent and HydroDERM Trade Marks in their respective countries of registration, save that in the case of the trademarks and applications indicated in Schedule 2 as being in the name of a distributor (which for the avoidance of doubt do not include the HydroDERM Trade Marks in the USA and Mexico which are owned by Wilshire and are subject to inclusion in this execution of formal assignments) Wilshire's obligation shall be to use best endeavours to execute such assignments or to procure the execution of such assignments by the distributor directly in favour of IT.

     4.3 Within 30 days from the date of this Agreement, Wilshire will transfer to IT the HydroDERM Know-How by the transfer to IT of a full set of documentation, manuals, instructions, designs, specifications and drawings comprising the HydroDERM Know-How, whether in written or machine readable form.

5.   510(K) APPROVAL AND INVENTORIES

     5.1 As soon as practicable after the date of this Agreement but in any event within 90 days from the date of this Agreement Wilshire will use all reasonable


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                efforts to transfer to IT the benefit of the Section 510(K)
                approval for Wilshire's HydroDERM products to the extent possible in accordance with the US Food and Drug Administration
                (FDA) regulations. Each party shall cooperate in making the necessary applications to the regulatory authorities for this purpose.

6.      CONFIDENTIAL INFORMATION

        Termination of the Wound Care Agreement shall not affect the parties' respective obligations under Clause 18 of the Wound Care Agreement in respect of Confidential Information disclosed during the term of that Agreement.

7.      GENERAL

        7.1 This Agreement is conditional on the Related Agreement being executed and taking effect on the same date as this Agreement. In the event that the Related Agreement is not excluded on the same date as this Agreement, this Agreement shall be of no effect.

        7.2 This Agreement supersedes all prior agreements, understandings and communications between the parties whether oral or in writing in relation to the termination of the Wound Care Agreement.

        7.3 This Agreement shall be governed by and construed in accordance with English Law.

        7.4 This Agreement may be in any number of counterparts each of which when executed and delivered shall be an original but all the counterparts together shall constitute one and the same instrument.

AS WITNESS the hands of the duly authorised representatives of IT and Wilshire the day and year first above written.


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SIGNED by   D.K. Gilding                     )
            ------------------------------   ) /s/  D.K. Gilding
on behalf of INNOVATIVE TECHNOLOGIES LIMITED )


SIGNED by   Stephen Scibelli                 )
            ------------------------------   ) /s/  Stephen Scibelli
on behalf of WILSHIRE TECHNOLOGIES INC.      )


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                                   SCHEDULE 1


                              THE HYDRODERM PATENT


Method of Manufacturing a Wound Dressing Delivery System


US Patent No. 08/173,638


Filed, December 29, 1993


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                                   SCHEDULE 2


                           THE HYDRODERM TRADE MARKS



County                  Registration No.                Filing Date


USA                       1,874,486                     July 2, 1992

Mexico                      447,089                     December 28, 1992

Benelux*                    557,119                     April 13, 1994

Denmark*               VR 5617 1995                     September 1, 1995

                       Application No.                  Filing Date

Norway*                     94.2384                     April 22, 1994

Sweden*                   94-03-605                     March 29, 1994


* Trademark held/Application made in the name of Distributor: Wilshire is making arrangements to transfer to Wilshire for assignment to IT.


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                                   SCHEDULE 3

                     INVOICES -- WILSHIRE MEDICAL PRODUCTS

                                                       [POUND STERLING]

2nd January 1994                B/F Balance               1505.00
11th January 1994               Invoice B.1204            1495.26
3rd February 1994               Invoice B.1227            3073.50
1st April 1994                  Invoice B.1252             204.12
30th May 1995                   Invoice B.1419            3657.60
                                                          -------
                                                Total:    9935.48
                                                          -------


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